Exhibit 99.1

Retail Energy Holdings, LLC and Subsidiaries

A wholly-owned subsidiary of

Krieger Enterprises, LLC

Lakeville, Minnesota

Consolidated Financial Statements Including Independent Auditors’ Report

As of and for the Year Ended December 31, 2015

2

Independent Auditors’ Report

To the Board of Governors and Member

Retail Energy Holdings, LLC

Lakeville, MN

We have audited the accompanying consolidated financial statements of Retail Energy Holdings, LLC and its Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of comprehensive loss, member's equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Retail Energy Holdings, LLC and its Subsidiaries as of December 31, 2015 and the results of their operations, and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

April 29, 2016

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Retail Energy Holdings, LLC and Subsidiaries

Consolidated Balance Sheet

As of December 31, 2015

Assets
Current assets:
Cash	$652,760
Restricted cash	25,276
Collateral and deposits	1,982,772
Accounts receivable	3,558,316
Prepaid expenses	256,020
Total current assets	6,475,054
Equipment and furniture, net	129,453
Other assets – Deferred financing costs, net	13,854
Total assets	$6,618,361

Liabilities and Member’s Equity
Current liabilities:
Revolving line of credit	$1,212,705
Accounts payable	2,457,143
Accrued expenses	2,090,226
Accrued interest	19,741
Total current liabilities	5,779,815

Member’s Equity:
Common equity	901,403
Accumulated other comprehensive loss	(62,857)
Total member’s equity	838,546
Total liabilities and member’s equity	$6,618,361

See notes to consolidated financial statements.

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Retail Energy Holdings, LLC and Subsidiaries

Consolidated Statement of Comprehensive Loss

For the Year Ended December 31, 2015

Revenue:
Retail Electricity sales	$30,482,812
Non-designated hedges	(373,722)
Total revenue	30,109,090
Cost of retail electricity sold	26,663,003
Gross profit	3,446,087
Costs and expenses:
Retail sales and marketing	1,325,721
Compensation and benefits	885,026
Professional fees	994,393
Other general and administrative	647,288
Billing and forecasting services	415,608
Depreciation and amortization	328,291
State taxes	260,459
Rent	90,467
Management fee expenses	1,283,618
6,230,871
Operating loss	(2,784,784)

Other income (expenses)
Interest expense	(162,262)
Interest income	960
Foreign currency exchange	55,086
Other income	271,121
164,905
Net loss	(2,619,879)

Other comprehensive income /(loss)
Foreign currency translation adjustment	(62,857)
Change in fair value of cash flow hedges	863,408
Comprehensive loss.	$(1,819,328)

See notes to consolidated financial statements.

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Retail Energy Holdings, LLC and Subsidiaries

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2015

Cash flows from operating activities
Net loss	$(2,619,879)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	328,291
(Increase) decrease in:
Collateral and deposits	338,073
Accounts receivable	(1,680,069)
Prepaid expenses	(209,896)
Restricted cash	(26,794)
Increase (decrease) in:
Accounts payable	1,654,060
Accrued expenses	1,411,770
Accrued interest	19,741
Net cash used in operating activities	(784,703)

Cash flows from investing activities
Purchase of equipment and furniture	(72,027)
Net cash used in investing activities	(72,027)

Cash flows from financing activities
Proceeds from revolving line of credit	28,977,000
Payments on revolving line of credit	(28,869,555)
Contributions, See Note 13	2,437,019
Distributions	(1,250,540)
Net cash provided by financing activities	1,293,924

Net increase in cash	437,194)
Effect of exchange rate changes on cash	(72,960)
Cash:
Beginning of period	288,436
End of period.	$652,670

Supplemental disclosures of cash flow information
Cash payments for interest	$248,100

See notes to consolidated financial statements.

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Retail Energy Holdings, LLC and Subsidiaries

Consolidated Statement of Member’s Equity

For the Year Ended December 31, 2015

	Common Equity	Accumulated Other Comprehensive Income (Loss)	Total
Balance - December 31, 2014	$2,347,303	$(863,408)	$1,483,895
Contributions	2,424,519	—	2,424,519
Distributions	(1,250,540)	—	(1,250,540)
Comprehensive loss	(2,619,879)	800,551	(1,819,328)

Balance - December 30, 2015	$901,403	$(62,857)	$838,546

See notes to consolidated financial statements.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

1.	Business and Ownership

Retail Energy Holdings, LLC and its wholly-owned subsidiaries (the “Company”) is a Minnesota limited liability company (“LLC”) formed on October 25, 2013. As such, the members are not liable for any of the debts or other liabilities of the Company. As of November 1, 2015, the Company became a wholly-owned subsidiary of Krieger Enterprises, LLC (“KRE”). The Company was formerly wholly-owned by Twin Cities Power Holdings, LLC (“TCPH”). TCPH underwent a reorganization during 2015; changed its name to Aspirity Holdings, LLC on July 14, 2015 and sold 100% of the equity interests in REH to KRE on November 1, 2015. The reorganization was accounted for as a transfer of interest under common control. The Company’s subsidiaries are Town Square Energy, LLC, Town Square Energy East, LLC (fka Discount Energy Group, LLC), and Town Square Energy Canada, Ltd.

On June 29, 2012, Twin Cities Power, LLC, a subsidiary of TCPH (“TCP”) acquired certain assets and the business of Community Power & Utility LLC, a retail energy supplier serving residential and small commercial markets in Connecticut (“CPU”). The business was re-named Town Square Energy (“TSE”), and ran as an accounting division of TCP. On July 1, 2012, TCP began selling electricity to retail accounts.

Effective June 1, 2013, the TSE division of TCP was reorganized as a wholly-owned subsidiary of TCPH. During late 2012 and early 2013, TSE applied for retail electricity supplier licenses for the states of Massachusetts, New Hampshire, and Rhode Island which were issued on various dates in 2013.

On October 25, 2013, in anticipation of receipt of Federal Energy Regulatory Commission (“FERC”) approval of the acquisition of Discount Energy Group, LLC (“DEG”), a retail energy business licensed by the states of Maryland, New Jersey, Pennsylvania, and Ohio, TCPH formed the Company and transferred the ownership of TSE to it. FERC approval of the acquisition was received on December 13, 2013 and the transaction closed on January 2, 2014. Effective April 2, 2015, Discount Energy Group, LLC changed its name to Town Square Energy East, LLC (“TSEE”).

The reorganization on June 1, 2013 and October 25, 2013 which resulted in the transfer of the business of TSE to REH were accounted for as transfers of interests under common control, and presented as of the beginning of 2013 as required by Generally Accepted Accounting Principles.

Town Square Energy Canada, Ltd (fka Canada-Town Square Energy Canada, Ltd) (“TSEC”) was incorporated in Alberta, Canada on January 27, 2015. TSEC was licensed as an electricity marketing business on March 16, 2016 by the Alberta Government. As of December 31, 2015 there was no business activity in Alberta.

The eight states and one province in which the Company is currently licensed incorporate the service territories of 34 investor-owned electric utilities and 4 municipally owned electric utilities. As of December 31, 2015, the Company was actively marketing its services in twenty-nine of these utilities. As of December 31, 2015 the Company was servicing 32,319 active meters, (38,783 residential customer equivalents), this is exclusive of customers that were enrolled but not yet receiving service. There is tangible market value to these customers which is not capitalized on the Company’s Consolidated Balance Sheet. The market value may vary based on the attributes of the individual customer contracts and the current market conditions within the industry.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

Liquidity and Financial Condition

The Company experienced significant growth in 2015, effectively tripling the customer base and the revenues collected. However, the Company reported a net loss of $2,619,879 and cash flows from operations of ($784,703) for the year ended December 31, 2015, REH had unrestricted cash of $652,670, working capital of $695,239, and member’s equity of $838,546 as of the same date.

To date, the Company has relied on its revolving line of credit to fund operations. The Company is currently in negotiations to replace its revolving line of credit. See “Note 11 – Revolving Line of Credit” and “Note 15 – Subsequent Events”.

While the Company believes that anticipated cash generated from operating activities, availability of trade credit with respect to power purchases, anticipated proceeds from a new financing arrangement and, if needed, additional contributions from the parent will be sufficient to meet operating cash requirements and obligations through at least December 31, 2016, there can be no assurance that this will prove to be the case. Consequently, the Company regularly evaluates other sources of debt financing and may consider seeking additional equity capital to meet its funding needs. There can be no assurance that these efforts will prove to be successful.

2.	Summary of Significant Accounting Policies

Consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated.

Use of Estimates

Preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts for revenue and expenses during the reported period. Actual results could differ from those estimates.

Cash

The Company deposits its cash in high credit quality financial institutions. The balance, at times, may exceed federally insured limits. The Company considers all investments with original maturities of three months or less to be cash equivalents. As of December 31 2015, the Company had no cash equivalents. See “Note 3 – Cash”.

Restricted cash represents funds held as security for a letter of credit in the amount of CAD$35,000 as of December 31, 2015, see “Note 4 - Letter of Credit”.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

Revenue Recognition

Retail Electricity Sales

Revenue from the retail sale of electricity to customers is recorded in the period in which the commodity is consumed, net of any applicable sales tax and purchase of receivable uncollectible charge fees. The Company follows the accrual method of accounting for revenues whereby electricity consumed by customers but not yet billed under the cycle billing method is estimated and accrued along with the related costs. Changes in estimates are reflected in operations in the period in which they are refined.

Non-designated hedges

The Company’s non-designated hedge activity use derivatives such as swaps, forwards, futures, and options to generate revenues as “economic” rather than designated hedges and may be seen as speculative in nature. These contracts are marked to fair value in the accompanying consolidated balance sheets. The Company’s agreements with the ISOs and the exchanges permit net settlement of contracts, including the right to offset cash collateral in the settlement process. Accordingly, the Company nets cash collateral against the derivative position in the accompanying consolidated balance sheets. All realized and unrealized gains and losses on derivative instruments held for economic hedging purposes are recorded in revenues.

Derivative Instruments

The Company is exposed to volatility in the cost of energy acquired for sale to customers, and as a result, we use derivatives to hedge or reduce this variability. At times, derivative contracts may also be held for trading purposes, seeking to profit from perceived opportunities driven by expected changes in market prices. Often these derivatives are correlated to retail load and represent “economic” hedges.

Our retail operations follow ASC 815, Derivatives and Hedging (“ASC 815”) guidance that permits “hedge accounting” under which the effective portion of gains or losses from the derivative and the hedged item are recognized in earnings in the same period. To qualify for hedge accounting, the hedge relationships must meet extensive documentation requirements and hedge effectiveness and ineffectiveness must be assessed and measured on an on-going basis.

“Hedge effectiveness” is the extent to which changes in the fair value of the hedging instrument offset the changes in the cash flows of the hedged item. Conversely, “hedge ineffectiveness” is the measure of the extent to which the change in fair value of the hedging instrument does not offset those of the hedged item. If a transaction qualifies as a “highly effective” hedge, ASC 815 permits matching of the timing of gains and losses of the hedged item and the hedging instrument.

For a cash flow hedge, the effective portion of any change in the hedging instrument’s fair value is recorded as other comprehensive income until the change in value of the hedged item is recognized in earnings.

See also “Note 5 - Accounting for Derivatives and Hedging Activities”.

The Company may also enter into physically settled commodity contracts that meet the definition of a derivative but the Company has elected "normal purchases and normal sales" (ASU 815-10-15-22) exception and so these contracts are treated differently than designated hedges. When the contract satisfies certain criteria, including a requirement that physical delivery of the underlying commodity is probable and is expected to be used in normal course of business, cost of revenues resulting from deliveries of commodities under such contracts are included in earnings at the time of contract settlement.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

Financial Instruments

The Company holds various financial instruments. The nature of these instruments and the Company’s operations expose the Company to foreign currency risk, credit risk, and fair value risk.

Foreign Currencies

A portion of the Company’s assets and liabilities are denominated in Canadian dollars and are subject to fluctuations in exchange rates. The Company does not have any exposure to any highly inflationary foreign currencies.

For foreign subsidiaries whose functional currency is the local foreign currency, balance sheet accounts are translated at exchange rates in effect at the end of the month and income statement accounts are translated at average monthly exchange rates for the period. Foreign currency transactions denominated in a foreign currency result in gains and losses due to the increase or decrease in exchange rates between periods. Translation gains and losses are included as a separate component of equity. Gains and losses from foreign currency transactions are included in other income or expense.

Foreign currency transactions resulted in gains of $55,086 for the year ended December 31, 2015.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist principally of deposits in trading accounts and accounts receivable. At any given time there may be concentrations of receivables balances or one or more of the utilities operating in purchase of receivables states in which we do business.

Fair Value

The fair values of the Company’s cash, accounts receivable, revolving line of credit, and accounts payable were considered to approximate their carrying values at December 31, 2015 due to the short-term nature of the accounts.

See also “Note 7 - Fair Value Measurements”.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

Accounts Receivable

Receivables are reported at the amount management expects to collect from outstanding balances. Differences between amounts due and expected collections are reported in the results of operations for the period in which those differences are determined. Receivables are written off only after collection efforts have failed, and the Company typically does not charge interest on past due accounts. There was no allowance for doubtful accounts as of December 31, 2015.

Equipment and Furniture

Equipment and furniture are carried at cost and additions or replacements are capitalized. The cost of equipment disposed of or retired and the related accumulated depreciation are eliminated from the accounts with any gain or loss included in operations. Equipment, internally-developed software, and furniture are depreciated using the straight-line method over the estimated useful lives of the assets that range from 3 to 7 years. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Expenditures for repairs and maintenance are charged to expense as incurred.

Business Combinations

The Company accounts for business combinations in accordance with ASC 805, Business Combinations (“ASC 805”), which requires an acquirer to recognize and measure in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquisition at fair value at the transaction date. In addition, transaction costs are expensed as incurred. See also “Note 9 - Intangible Assets”.

Income Taxes

The Company is not a taxable entity for federal income tax purposes and as disregarded entities files under KRE’s consolidated tax return. As such, the Company does not directly pay federal income tax. Taxable income or loss, which may vary substantially from the net income or net loss reported in the statement of operations and member’s equity, is includable in the federal income tax returns for each member. Therefore, no provision or liability for federal or state income taxes has been made.

In accounting for uncertainty in income taxes, we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. The Company recognizes interest and penalties on any unrecognized tax benefits as a component of income tax expense. Based on evaluation of the Company’s tax positions, management believes all positions taken would be upheld under an examination.

The Company’s US federal and state tax returns are potentially open to examinations for the years 2012 through 2015. Once operations begin, TSEC will file tax returns with the Canada Revenue Agency and the Tax and Revenue Administration of Alberta.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

New Accounting Pronouncements

In May 2014, the FASB issued new accounting guidance related to revenue recognition. This new standard will eliminate all industry-specific guidance and replace all current U.S. GAAP guidance on the topic. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. This guidance had an original effective date of January 1, 2017, in April 2015, the FASB proposed a one-year deferral of the effective date for the standard which was adopted in August 2015. The Company will be required to adopt the standard on January 1, 2018. Early adoption is not permitted. The guidance can be applied using one of two methods, either retrospective application to each prior reporting period presented or retrospective application with the cumulative effect of initially applying the update recognized at the date of initial application. The Company is currently assessing the impact of the standard on the Company’s consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15 Presentation of Financial Statements – Going Concern (Subtopic 205-40) regarding disclosures of uncertainties about an entity’s ability to continue as a going concern. Under GAAP, continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity’s liquidation becomes imminent. Currently, there is no guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures and the update provides such. The update applies to all entities, are effective for the annual period ending after December 15, 2016 and for annual periods and interim periods thereafter. Early application is permitted. The Company is currently evaluating the impact of ASU 2014-15 on its disclosures.

In April 2015, the FASB issued ASU 2015-03 Interest – Imputation of Interest (Topic 835) simplifying the presentation of debt issuance costs. The new guidance requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The recognition and measurement guidance for debt issuance costs are not affected by the new guidance. This guidance is effective for annual and interim periods beginning after December 15, 2015, and early adoption is permitted for financial statements that have not been previously issued. The Company expects to adopt ASU 2015-03 in the first quarter of 2016 and such adoption is not expected to have a material impact on the Company’s consolidated financial position and disclosures.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

3.	Cash

The Company deposits its unrestricted cash in financial institutions. Balances, at times, may exceed federally insured limits.

Cash held in trading accounts, as collateral to meet margin requirements on outstanding power purchases, or as deposits with various utilities may be unavailable at times for immediate withdrawal depending upon account activity. Cash needed to meet credit requirements and not available for immediate withdrawal as of December 31, 2015 was as follows:

December 31, 2015
Credit requirement	$845,710
Available credit	1,137,062

Collateral and deposits	$1,982,772

4.	Letter of Credit

During the year ended December 31, 2015, the Company secured an irrevocable stand-by letters of credit totaling CAD$35,000 with a financial institution for the benefit of the Independent System Operator of Alberta. The letter of credit will expire October 20, 2016 and is subject to automatic extension and renewal provisions. The letter of credit is secured by the cash in the amount of CAD$35,000 and is included in restricted cash.

As of December 31, 2015, none of the letters of credit issued on behalf of the Company were drawn upon.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

5.	Accounting for Derivatives and Hedging Activities

The following table lists the fair values of the Company’s derivative assets and liabilities as of December 31:

	Fair Value
	Asset Derivatives	Liability Derivatives

At December 31, 2015
Designated as cash flow hedges:
Energy commodity contracts	$—	$—
Not designated as hedging instruments:
Energy commodity contracts	21,356	(66,384)
Total derivative instruments	21,356	(66,384)
Cash deposits in collateral accounts	2,027,800	—
Collateral and deposits.	$2,049,156	$(66,384)

As of December 31, 2015, there were no derivative instruments designated as cash flow hedges.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

The following table summarizes the amount of gain or loss recognized in AOCI or earnings for derivatives designated as cash flow hedges for the periods indicated:

	Gain (Loss) Recognized in AOCI	Income Statement Classification	Gain (Loss) Reclassified from AOCI
Year Ended December 31, 2015
Cash flow hedges	$(850,047)	Cost of energy sold	$(1,713,455)

The following table provides details with respect to changes in AOCI as presented in our consolidated balance sheets, including those relating to our designated cash flow hedges, for the period from January 1, 2015 to December 31, 2015:

	Foreign Currency	Cash Flow Hedge	Total
Balance - December 31, 2014	$—	$(863,408)	$(863,408)
Other comprehensive income (loss) before reclassifications	(62,857)	(850,047)	(912,904)
Amounts reclassified from AOCI	—	1,713,455	1,713,455
Net current period other comprehensive income (loss)	(62,857)	863,408	800,551
Balance - December 30, 2015	$(62,857)	$—	$(62,857)

6.	Accounts Receivable

Accounts receivable represents amounts resulting from sales to end-use customers and may, at times, include receivables from power purchase net settlements.

December 31, 2015
Retail energy services - billed	$2,223,617
Retail energy services - unbilled	1,280,000
Other	97,699
Accounts receivable - trade	$3,558,316

As of December 31, 2015, there was utility service territory that accounted for 47% of total receivables. The Company believes that any risk associated with this concentration is minimal.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

7.	Fair Value Measurements

The ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three types of valuation inputs in the fair market hierarchy are as follows:

●	“Level 1 inputs” are quoted prices in active markets for identical assets or liabilities.

●	“Level 2 inputs” are inputs other than quoted prices that are observable either directly or indirectly for the asset or liability.

●	“Level 3 inputs” are unobservable inputs for which little or no market data exists.

Financial instruments categorized as Level 1 holdings are publicly traded in liquid markets with daily quotes and include exchange-traded derivatives such as futures contracts and options, certain highly-rated debt obligations, and some equity securities. Holdings such as shares in money market mutual funds that are based on net asset values as derived from quoted prices in active markets of the underlying securities are also classified as Level 1.

The fair values of financial instruments that are not publicly traded in liquid markets, but do have characteristics similar to observable market information such as wholesale commodity prices, interest rates, credit margins, maturities, collateral, and the like upon which valuations are based are categorized in Level 2.

Financial instruments that are not traded in publicly quoted markets or that are acquired based on prices and terms determined by direct negotiation with the issuer are classified as Level 3. Level 3 securities are carried at book value which management believes approximates fair value, until circumstances otherwise dictate while Level 3 derivatives are adjusted to fair value based on appropriate mark-to-model methodologies.

Generally, with respect to valuation of Level 3 instruments, significant changes in inputs will result in higher or lower fair value measurements, any particular calculation or valuation methodology may produce estimates that may not be indicative of net realizable value or reflective of future fair values, and such variations could be material.

From time to time, the Company may engage third parties such as appraisers, brokers, or investment bankers to assist management in its valuation and classification of financial instruments.

There have been no changes in the methodologies used since December 31, 2014.

The following table presents certain assets measured at fair value on a recurring basis as of the dates indicated:

	Level 1	Level 2	Level 3	Total
December 31, 2015
Cash in trading accounts, net	$1,982,772	$—	$—	$1,982,772

There were no transfers during the years ended December 31, 2015 between Levels 1 and 2.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

8.	Equipment and Furniture

Equipment and furniture consisted of the following at December 31, 2015:

Equipment and software	$177,328
Furniture	41,410
Leasehold improvements	7,368
Equipment and furniture, gross	226,106
Less: accumulated depreciation	(96,653)
Equipment and furniture, net	$129,453

Depreciation expense was $41,642 for the year ended December 31, 2015.

9.	Intangible Assets

On June 29, 2012, TCP acquired CP&U for $160,000. Of the purchase price, $85,000 was allocated to the acquisition of an existing service contract with an industry-specific provider of transaction management, billing, and customer information software and services, and $75,000 was allocated to customer relationships.

The fair value of these intangible assets was based on significant inputs that are not observable in the market and thus represent a Level 3 measurement as defined in ASC 820. The fair value of the service contract was based on the replacement price and will be amortized over twenty-three months, its useful life, using the straight-line method. Customer relationships were valued using a variation of the income approach. Under this approach, the value of expected future cash flows resulting from the relationships is used to determine the fair value which will be amortized over three years using the straight-line method.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

On January 2, 2014, the Company acquired 100% of the outstanding membership interests of TSEE, formerly known as DEG, for a total purchase price of $848,527, consisting of $680,017 in cash and $168,510 in assumption of accounts payable. Of this total consideration, $293,869 was allocated to tangible assets including deposits with a regional transmission organization and certain utilities and prepaid expenses and $554,658 was allocated to intangible assets. Intangible assets acquired included state licenses and utility relationships, the DEG brand name, a fully functional website, active and inactive customer lists, and domain names. The intangible assets will be amortized over 24 months using the straight line method.

December 31, 2015
Other intangibles	$714,658
Less: accumulated amortization	(714,658)
Intangible assets, net	$—

Total amortization of intangible assets for the year ended December 31, 2015 was $269,149.

10.	Deferred Financing Costs

On October 14, 2014, the Company and its subsidiaries entered into a credit agreement with a bank and $35,000 of the associated transaction costs were capitalized and will be amortized over 24 months.

December 31, 2015
Deferred financing costs	$35,000
Less: accumulated amortization	(21,146)
Deferred financing costs, net	$13,854

Amortization expense for the year ended December 31, 2015 was $17,500.

11.	Revolving Line of Credit

On October 14, 2014, REH, TSE, and DEG entered into a Credit Agreement with the Toronto, Ontario branch of Maple Bank GmbH (the “Maple Agreement” and “Maple Bank”), expiring October 31, 2016. The Maple Agreement provides the Company’s retail energy services businesses with a revolving line of credit of up to $5,000,000 in committed amount secured by a first position security interest in all of the assets, a pledge of the equity of such companies by TCPH, and certain guarantees. Availability of loans is keyed to advance rates against certain eligible receivables as defined. Any loans outstanding bear interest at an annual rate equal to 3 month LIBOR, subject to a floor of 0.50%, plus a margin of 6.00%. In addition, the Company is obligated to pay an annual fee of 1.00% of the committed amount on a monthly basis and a monthly non-use fee of 1.00% of the difference between the committed amount and the average daily principal balance of any outstanding loans. The Company is also subject to certain reporting, affirmative, and negative covenants. On August 4, 2015 the Maple Revolver was amended to increase the committed amount to $7,500,000, replace Aspirity Holdings, LLC (fka TCPH) with KRE as the Guarantor, and changed the annual fee to a flat fee.

As of December 31, 2015, there was $1,212,705 outstanding under the Maple Agreement and the Company was in compliance with all covenants.

See “Note 15 – Subsequent Events”.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

12.	Guarantees

On June 17, 2015, REH entered into two separate guaranties of the obligations of TSE and TSEE of up to $1,000,000 in favor of BP Energy Company (“BP”). The guarantees remain effective until the earlier of June 17, 2020 or ten days after REH gives notice of cancellation to BP. Guarantor guarantees the timely payment when due of the obligations of the guaranteed party. If the guaranteed party shall fail to pay any obligation, guarantor shall promptly pay to the counterparty the amount due.

In the ordinary course, Enterprises provided guarantees of the obligations of REH and its subsidiaries with respect to purchases of power from certain wholesale suppliers.

On August 12, 2013, the Company entered into a guaranty of the obligations of TSE of up to $1,000,000 (plus any costs of collection or enforcement) in favor of Noble Americas Energy Solutions LLC (“NEAS”). The Company may cancel the guarantee upon 30 days’ written notice to NEAS.

On April 25, 2014, the Company entered into a guaranty of the obligations of TSEE of up to $1,000,000 (plus any costs of collection or enforcement) in favor of NEAS. The Company may cancel the guarantee upon 30 days’ written notice to NEAS.

On November 5, 2014, the Company entered into two separate guaranties of the obligations of TSE and TSEE of up to $500,000 (plus any costs of enforcement or collection) in favor of Shell Energy North America L.P. (“Shell”). The guarantee is in effect until the earlier of November 5, 2019 or ten days’ after the Company gives notice to Shell of its cancellation. Guarantor guarantees the timely payment when due of the obligations of the guaranteed party. If the guaranteed party shall fail to pay any obligation, guarantor shall promptly pay to the counterparty the amount due.

13.	Related Party Transactions

Leases

Effective August 1, 2014, the Company and Fulton Marketplace, LLC (“Fulton”), a Company owned by KREs CEO and vice president and secretary, entered into a five-year lease expiring July 31, 2019, subject to two consecutive five-year extension periods, for 2,712 square feet of office space in Chandler, AZ. The rent for the first lease year is $4,068 per month and it will increase by 3% annually at the start of each lease year thereafter.

On June 30, 2015 REH discontinued the lease as the office was relocated to a new location. Thus, effective July 1, 2015, Enterprises entered into a new five-year lease, expiring June 30, 2020, with Fulton for a 3,321 square foot office space with a monthly base rent of $4,982 that will increase by 3% annually at the start of each lease year thereafter. REH paid $69,712 to Fulton for the year ended December 31, 2015 for rent, real estate taxes, and operating expenses.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

In addition, Fulton is also the owner of a single family residence located in Chandler, Arizona. Effective December 1, 2014, Fulton and the Company entered into a seven-month lease expiring June 30, 2015. REH included $17,136 in rent expense for the year ended December 31, 2015 related to this arrangement. This was a taxable fringe benefit for one of the Company’s employees.

Future minimum lease payments under the Company’s lease agreement are as follows:

Years Ended December 31,	Amount
2016	$61,578
2017	63,425
2018	65,328
2019	67,288
2020	34,654
Total	$292,273

Management Fee

During the year ended December 31, 2015, the Company incurred management fees of $1,283,618. In 2015, this management fee was treated as non-cash contributions along with $540 of due to affiliates that was classified as permanent equity, for total non-cash contributions of $1,287,158 in 2015.

The Company has a Management Service Agreement with KRE, as such, the Company incurs additional costs as allocated by KRE to REH in the form of a management fee. These costs have a negative impact on our statements of operations and cash flows but are eliminated upon consolidation with the parent.

14.	Defined Contribution 401(k) Savings Plan

Substantially all employees are eligible to participate in the KRE 401(k) Savings Plan. Employees may make pre-tax voluntary contributions to their individual accounts up to a maximum of 50% of their aggregate compensation, but not more than currently allowable Internal Revenue Service limitations. Employee participants in the plan may allocate their account balances among 14 different funds available through a third party custodian. The plan does not require the Company to match employee contributions, but does permit it to make discretionary contributions. No discretionary contributions have been made.

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Retail Energy Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Year Ended December 31, 2015

15.	Subsequent Events

The Company has evaluated subsequent events occurring through April 28, 2016, the date that the financial statements were issued.

On February 18, 2016, REH was informed that on February 12, 2016, the Ontario Superior Court of Justice ordered the winding up and liquidation of Maple Bank and appointed KPMG Inc. as liquidator following reports that the German banking authorities had terminated Maple’s banking license. REH is currently attempting to obtain replacement financing and, at the same time, negotiating with KPMG regarding the timing and method of repayment of amounts outstanding under the Maple Bank revolver.

In March 2016 the Company was notified by the Pennsylvania Attorney General’s Office of 4 possible violations of the Telephone Consumer Protection Act and PA telemarketing codes. At this time, management is unable to determine what, if any, potential penalties or costs may be incurred.

From January 1, 2016 to April 30, 2016, the Company received advances on the revolving line of credit of $4,325,000 and has made payments of $3,679,805, leaving an obligation of $1,857,900 on the line as of April 28, 2016.

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